Exhibit 99.3

February 13, 2012

BG Medicine Announces Positive Pivotal Validation Study Results for CardioSCORE, a New Diagnostic Blood Test to Identify Individuals at High Risk for Near-term Major Cardiovascular Events

WALTHAM, Mass., Feb. 13, 2012 (GLOBE NEWSWIRE) — BG Medicine, Inc. (Nasdaq:BGMD), a company focused on the development and commercialization of novel, biomarker-based diagnostics, today announced positive results from its pivotal validation study for its CardioSCORE diagnostic test, which was previously known by the development name AMIPredictTM. CardioSCORE is a diagnostic blood test designed to improve the identification of individuals at high risk for near-term major cardiovascular events, such as heart attack and stroke, over conventional risk factor scoring, in otherwise asymptomatic adults. In December 2011, BG Medicine filed a 510(k) Premarket Notification with the U.S. Food and Drug Administration for regulatory clearance of CardioSCORE, following the successful completion of the pivotal clinical validation study. The validation study, termed the BioImage Study, comprised a community-based cohort of 6,600 individuals recruited from Illinois and Florida.

The results of the BioImage Study demonstrated that CardioSCORE testing at baseline significantly predicted high risk of major cardiovascular events in both men and women during the study’s median 2.5-year follow-up period, independent of other conventional risk factors for cardiovascular disease, such as cholesterol, blood pressure, smoking status, obesity, diabetes and age. In the BioImage Study, of all subjects who experienced a major cardiovascular event within one year, only 28 percent were identified as high risk at baseline using the Framingham Risk Score, a widely-used cardiovascular risk assessment algorithm. Consistent with the primary hypothesis of the validation study, the addition of CardioSCORE testing results to Framingham Risk Score assessment instead identified as high risk 60 percent of all subjects who experienced a major cardiovascular event within one year (P < 0.0001 for increase). Similarly, of all individuals in the BioImage Study who experienced a major cardiovascular event within two years, CardioSCORE testing increased the percentage who would have been identified as high risk at baseline from 26 percent with Framingham risk assessment alone to 54 percent with the addition of CardioSCORE (P < 0.0001).

“As leading causes of mortality and morbidity, heart attack and stroke represent significant unmet medical needs in the United States and around the world,” said Eric Bouvier, President and CEO of BG Medicine. “CardioSCORE is an easy-to-use blood test designed to identify adults at near-term risk of heart attack or stroke before their first cardiovascular event. We are extremely encouraged by the positive results of this large, U.S.-based study of 6,600 subjects, in which CardioSCORE combined with traditional risk factor assessment more than doubled the sensitivity for detecting near-term risk.”

“The fact that approximately 70 percent of patients who suffer from a heart attack or stroke are not properly categorized as high risk using conventional risk factor assessments demonstrates the critical need to more accurately identify patients at risk for these major events,” said Prof. Aram Chobanian, MD, President Emeritus of Boston University and Dean Emeritus of Boston University School of Medicine. “A diagnostic blood test capable of identifying high risk patients who would otherwise not be identified using traditional risk scales, particularly in the near-term, could potentially enable optimized preventative treatment and save many lives.”

“In designing the unique and ambitious BioImage Study, we set out to find a more reliable means of identifying people before their first major cardiovascular event, in order to create a window for effective intervention,” said Pieter Muntendam, MD, Executive Vice President and Chief Medical Officer at BG Medicine. “The BioImage Study is a large, ongoing study designed to reflect risk profiles as they exist in the population at large. It was implemented through the HRP (High Risk Plaque) Initiative, a $30 million industry consortium, and Humana, a leading health benefit provider in the United States. BG Medicine was the first to partner with a health benefit provider to establish a cohort such as the BioImage Study, and is proud to be working with Humana and our academic and industry partners towards the important goal of preventing heart attack and stroke.”

Pivotal Validation Study (BioImage Study) Overview

The BioImage Study was designed to evaluate the ability of biological markers to improve the accuracy of baseline risk assessment for myocardial infarction (heart attack), stroke, and other major cardiovascular events, over currently used risk assessment methodologies. The BioImage Study is a large, observational cohort comprising over 7,000 adults with no prior history of cardiovascular disease, enrolled from the Chicago, Ill. and Miami, Fla. metropolitan areas. Among 6,600 participants designated to provide baseline blood specimens, and during a median follow-up period of 2.5 years to date, 292 individuals in the cohort have experienced a qualifying major cardiovascular event or death.

About CardioSCORE and the Framingham Risk Score (FRS)

CardioSCORE is a proprietary in vitro diagnostic multivariate index assay that measures the levels of seven protein biomarkers in blood, and integrates the results to yield a single numerical score that is related to an individual’s near-term cardiovascular risk.

The Framingham Risk Score is a risk assessment algorithm developed using data from the Framingham Heart Study to estimate individual risk for coronary events such as myocardial infarction (heart attack), angina, and coronary heart disease death. It incorporates traditional risk factors for cardiovascular disease such as age, diabetes, smoking, blood pressure and total, LDL and HDL cholesterol levels.

About Atherosclerosis, Atherothrombosis and Coronary Heart Disease

Atherosclerosis is a systemic disease characterized by the buildup of lipid-rich plaques within the walls of the large arteries. It progresses in stages, from gradual and continuous plaque buildup, to degradation resulting in vulnerable plaques, and acute plaque disruption with superimposed thrombosis, or blood clot formation, occurring after plaque rupture. Atherosclerosis is the most common cause of coronary heart disease and underlies the clinical conditions of heart attack, chronic stable angina, stroke and peripheral vascular disease. Atherothrombosis, the final step in atherosclerosis, involves the acute disruption of atherosclerotic plaque resulting in blood clot formation that can cause heart attack and stroke.

The American Heart Association estimates that in the United States alone, over one million people die annually from complications from atherosclerosis and atherothrombosis, and that the total annual cost of treating these conditions exceeds $360 billion.

Investor and Analyst Briefing Webcast

BG Medicine is hosting a webcast from its Investor and Analyst Briefing on February 13, 2012, beginning at 12:00 p.m. Eastern Time. Presentations will be available to the public through a webcast accessible by visiting http://investor.bg-medicine.com/events.cfm or the “Investors” section of the Company’s website at www.bg-medicine.com. Replays will be available for 30 days after the presentation.

About BG Medicine, Inc.

BG Medicine, Inc. (Nasdaq:BGMD) is a life sciences company focused on the discovery, development and commercialization of novel, biomarker-based cardiovascular diagnostics to address significant unmet medical needs, improve patient outcomes and contain healthcare costs. The Company’s first commercialized product, the BGM Galectin-3TM test for use in patients with heart failure, is available in the United States and Europe. BG Medicine has also developed CardioSCORE, a blood test designed to identify individuals at high risk for near-term major cardiovascular events, such as heart attack and stroke. For additional information about BG Medicine, heart failure and galectin-3 testing, please visit www.bg-medicine.com and www.galectin-3.com.

The BG Medicine Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8765

Special Note Regarding Forward-looking Statements

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. Forward-looking statements in this news release address our expectations concerning our belief that CardioSCORE may improve the identification of individuals at high risk for near-term major cardiovascular events over conventional risk factor scoring, our expectations for the market potential of CardioSCORE; our beliefs regarding the importance of the validation study results in supporting the 510(k) Premarket Notification with the US FDA for CardioSCORE; our expectations regarding the impact of CardioSCORE data on potential sales and marketing of our CardioSCORE diagnostic test, if cleared by the US FDA. Forward-looking statements are based on management’s current expectations and involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our recent filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

CONTACT: Michael W. Rogers

EVP & Chief Financial Officer

(781) 890-1199

Source: BG Medicine Inc.

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